As  filed  with  the  Securities  and  Exchange  Commission  on  May 4,  2001
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ______________

                        KNOWLEDGE TRANSFER SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

        Nevada                                            87-6121862
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification No.)

   110 Broadway Street
      Oakland, CA                                           94617
(Address of principal executive offices)                  (Zip Code)


                    AGREEMENTS WITH OFFICERS AND CONSULTANTS
                            (Full title of the plan)



                           Stephen K. Burke, President
                        KNOWLEDGE TRANSFER SYSTEMS, INC.
                               110 Broadway Street
                                Oakland, CA 94617
                                 (510) 251-6230
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200


                         CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
                                        Proposed      Proposed
                                        maximum       maximum
                                        offering      aggregate     Amount of
Title of securities     Amount to be    price per     offering      registration
to be registered        registered      share         price         fee
_______________________________________________________________________________
Compensatory Stock Issued to Selling Securityholders

Common Stock, $0.001
par value per share     4,000,000       $1.75         $7,000,000     $1,750*


_________________

* Calculated in accordance with Rule 457 based upon the average of the closing bid and asked prices on April 26, 2001.

PROSPECTUS


                        KNOWLEDGE TRANSFER SYSTEMS, INC.

                        4,000,000 Shares of Common Stock


          This prospectus forms a part of a registration statement which registers an aggregate of 4,000,000 shares of common stock, that are collectively referred to as the "Shares", of Knowledge Transfer Systems, Inc. ("Knowledge Transfer", "Company", "we", "us" or "our"). The Shares have been issued to Jennifer Brenner, the former president and director of the Company, John Schoene, Esq., previously general counsel for the Company, JLC Holding, Inc., (Douglas S. Hackett), a consultant to the Company, and Phillip Eich, a previous employee of the Company. Messrs. Schoene, Hackett and Eich and Ms. Brenner are sometimes referred to collectively as the "selling securityholders." The selling securityholders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by the selling securityholders.

          No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

                                       ___________

          These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                       ___________

          This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.


                                   The date of this prospectus is May 4, 2001

                              AVAILABLE INFORMATION

          We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

          We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The  following   documents   filed  by  us  with  the  Commission  are
     incorporated herein by reference and made a part hereof:

         * Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on April 2, 2001

          All reports and documents filed by us pursuant to Section 13, 14 or 15
     (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

          We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Knowledge Transfer Systems, Inc., 110 Broadway Street, Oakland, California 94617.


                                   THE COMPANY

          This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

          The Company, operating through its KT Solutions, Inc. subsidiary ("KT Solutions"), develops and markets interactive training products for the Information Technology (IT) industry. KT Solutions, with its large content library, publisher relationships and established distribution channels, is seeking to capture an increasing portion of this large and growing market.

          KT Solutions has been developing technology-based-training solutions for over a decade. From the beginning, as a custom development house for large corporate companies like Hewlett Packard, Lucent Technologies, State Farm and UPS, KT Solutions has developed a library of over 250 courses, covering more than a 1,000 hours of instructions. The courses cover today's most popular IT subjects including Microsoft Office, Microsoft MSCE certifications, Oracle, Cisco, Java and industry certifications like A+, Network+ and iNet+. The solutions are delivered as computer-based-training and Internet based learning products also known as eLearning. KT Solution products are sold into various channels by distance learning providers, training companies, retailers and through a growing international network of distributors. KT Solutions currently has licensing and cross-sales agreements with Thompson Publishing, Sybex Publishing, New Horizons CLC and ProsoftTraining.com. KT Solutions' competitive advantages revolve around three core elements; sourcing content partnerships, rapid and efficient development of IT content and channel strategy.

Content Sourcing

          Unlike KT Solutions' competitors who traditionally create their content from scratch, KT Solutions partners with some of the leading publishing and instructor led training companies to source content. KT Solutions takes source material-books, instructor guides or CDs and creates derivative works in the form of rich multimedia training courses. These courses can be deployed over the Internet, corporate networks or via CD-ROM. By starting with materials that are already organized in an instructional format and mapped to the respective industry certifications, KT Solutions is able to deliver finished product in a shorter period of time and at substantially less cost than the competition. These finished courses are marketed through KT Solutions' channels as well as through the channels of the original content publishers. Additionally, the licensing arrangements allow for great flexibility when it comes to sub-licensing, branding, blending and pricing of the derivative works. This is a very real necessity when selling the same courses into different sales channels.

Rapid and Efficient Development

          Over the years KT Solutions has developed a suite of production tools that create high quality multimedia courses much more efficiently than conventional tools. This coupled with the fact that the source materials are already "halfway there" means faster time to market at a lower cost. KT Solutions' library allows partners to sole source for all their IT needs. KT Solutions has curricula that overs over 90% of the subject matter where dollars are spent on education in the IT industry. In the increasingly important area of content standards, KT Solutions supports the emerging industry standards of SCORM, AICC and LRN, and currently has development projects underway.

Channel Partners

          KT Solutions uses a partner sales strategy concept. This provides for broad coverage across multiple sales channels without the expenses of a direct sales force. This also eliminates channel conflict, which is a problem with other content companies. Another key element is that KT Solutions has total flexibility in crafting business terms that fit the business model of the channel partner.

          KT Solutions' strategy is to be the content partner for the leading training providers across four major channels-traditional corporate, academic, on-line providers and retail. Also, almost all of KT Solutions' content sources become sales channels for the derivative works. This results in indirect sales people selling KT Solutions courses into all the channels.

Additional factors that may affect operating results

         In evaluating us, the following risk factors should be considered:

We have experienced historical losses, have an accumulated deficit and may not become profitable.

          For the fiscal year ended  December 31, 2000 and 1999, we  experienced net losses as a result of our prior operations which have since been discontinued. Our recent acquisition, KT Solutions, had a loss of $1,177,092 for its fiscal year ended December 31, 2000. In addition, at

          December 31, 2000, KT Solutions had an accumulated deficit of $1,172,092. KT Solutions' operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future.

Our business is capital intensive, particularly with respect to advertising and marketing, and we will require additional financing.

          Our operations are capital intensive and our growth will consume a substantial portion of our available working capital. We will require additional capital in order to fund our operations. Our working capital requirements will depend on a variety of factors, including the timing and rate at which we are able to generate revenues from operations and our financing activities. There can be no assurance that we will not require additional capital sooner as marketing and development activities increase. We do not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available, or if available, will be available upon favorable terms. Insufficient funds may prevent us from implementing our business strategy. In the event we raise additional funds through the issuance of equity securities, dilution to the then existing stockholders will result and future investors may be granted rights superior to those of existing stockholders.

We engage in emerging technologies; as a result the market price for the Common Stock may be subject to extreme volatility.

          The market for securities of technology oriented companies, including companies such as ours that participate in emerging markets, has historically been more volatile than the market for stocks in general. As a result, the price of the common stock may be subject to wide fluctuations in response to factors some of which are beyond our control, including, without limitation, the following:

         *        quarter-to-quarter variations in our operating results;
         *        our announcement of material events;
         * price fluctuations in sympathy to others engaged in our industry; and
         *        the effects of media coverage of our business.

We rely on strategic alliances that may not continue in the future.

          We have developed strategic alliances to develop and market many of our products, and we believe that an increasing proportion of our future revenues may be attributable to products developed and marketed through these and other future alliances. However, these relationships are not exclusive and we may be unable to continue to develop future products through these alliances in a timely fashion or may be unable to negotiate additional alliances in the future on acceptable terms or at all.

          The marketing efforts of our partners may also disrupt our direct sales efforts. Our development and marketing partners could pursue their existing or alternative training programs in preference to and in competition with those being developed by us. In the event that we are unable to maintain or expand our current development and marketing alliances or enter into new development and marketing alliances, our operating results and financial condition could be materially adversely affected. Furthermore, we are required to pay royalties to our development and marketing partners on products developed with them, which reduces our gross margins. We expect that cost of revenues may fluctuate from period to period in the future based upon many factors, including the mix of e-Learning events licensed (between e-Learning events developed exclusively by us, and royalty-bearing courseware developed pursuant to development and marketing alliances) and the timing of expenses associated with development and marketing alliances. In addition, the collaborative nature of the development process under these alliances may result in longer development times and less control over the timing of product introductions than for e-Learning offerings developed solely by us.

Our success depends on our ability to meet the needs of the rapidly changing market.

          The market for  education  and  training  solutions is  influenced  by rapidly changing technology, evolving industry standards, changes in customer needs and frequent introductions of new products by software vendors. New methods of providing interactive education in a technology-based format are being developed and offered in the marketplace, including intranet and Internet offerings. Many of these new offerings involve new and different business models and contracting mechanisms. In addition, multimedia and other product functionality features are being added to the educational software. Accordingly, our future success will depend upon the extent to which we are able to develop and implement products which address these emerging market requirements on a timely basis. If we are unsuccessful in addressing the changing needs of the marketplace due to resource, technological or other constraints, or if we are unable to anticipate and respond adequately to changes in customers' software technology and preferences, our business and results of operations would be materially adversely affected.

If we are unable to build the KT Solutions brand, we may be unable to grow our business.

          We believe that establishing and maintaining the KT Solutions brand will be critical to the success of our e-Learning strategy and that the importance of brand recognition will increase due to the growing number of education-oriented internet sites. Successful promotion and marketing of the KT Solutions brand will depend on providing compelling educational content, community and commerce, and we intend to significantly increase our marketing and branding expenditures in our effort to increase our brand awareness. If our brand building strategy is unsuccessful, these expenses may never be recovered, and our business could be materially harmed. The success of our strategy depends on the reliability and consistent performance of our information systems and Internet infrastructure.

The success of our strategy is highly dependent on the consistent performance of our information systems and Internet infrastructure.

          If our Website fails for any reason or if we exercise any unscheduled down times, even for only a short period of time, our business and reputation would be materially harmed. We rely on third parties for proper functioning of our computer infrastructure, delivery of our applications and the performance of our destination site. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. Any system failures could adversely affect customer usage of our solutions and user traffic results in any future quarters, which could adversely affect our revenues and operating results and harm our reputation with corporate customers, subscribers and commerce partners. A key element of our strategy is to generate a high volume of traffic to the Web site and create a significant subscriber base. Accordingly, the satisfactory performance, reliability and availability of our Web site and computer infrastructure is critical to our reputation and ability to attract and retain corporate customers, subscribers and commerce partners. We cannot accurately project the rate or timing of any increases in traffic to our Website and, therefore, the integration and timing of any upgrades or enhancements required to facilitate any significant traffic increase to the Web site are uncertain. The failure to expand and upgrade the Web site or any system error, failure or extended down time could materially harm our business, reputation, financial condition or results of operations.

We may fail to integrate adequately acquired products, technologies and businesses.

          The integration of prospective businesses may not be successfully completed in a timely fashion, or at all. Further, the revenues from the acquired businesses may not be sufficient to support the costs associated with those businesses, without adversely affecting our operating margins. Any failure to successfully complete the integration in a timely fashion or to generate sufficient revenues from the acquired businesses could have a material adverse effect on our business and results of operations.

          We regularly evaluate acquisition opportunities and are likely to make acquisitions in the future. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect our results of operations. Product and technology acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations, technologies and products, diversion of management's attention to other business concerns, risks of entering markets in which we have no or limited prior experience and the potential loss of key employees of acquired companies. Our management has had limited experience in assimilating acquired organizations and products into our operations. We may be unable to integrate successfully any operations, personnel or products that have been acquired or that might be acquired in the future, and our failure to do so could have a material adverse effect on our results of operations.

Rapid expansion of our operations could strain our personnel and systems.

          We could experience rapid expansion of our operations, which is expected to place significant demands on our executive, administrative, operational and financial personnel and systems. Our future operating results will substantially depend on the ability of our officers and key employees to manage changing business conditions and to implement and improve our operational, financial control and reporting systems. In particular, we require significant improvement in our order entry and fulfillment and management information systems in order to support our expanded operations. If we are unable to respond to and manage changing business conditions, our business and results of operations could be materially adversely affected.

We depend on a few key personnel to manage and operate us.

          Our success is largely dependent on the personal efforts and abilities of our senior management. Failure to retain these executives, or the loss of certain additional senior management personnel or other key employees, could have a material adverse effect on our business and future prospects.

          We are also dependent on the continued service of our key sales, product development and additional operational personnel and on our ability to attract, motivate and retain highly qualified employees. In addition, we depend on writers, programmers and graphic artists. We expect to continue to hire additional product development, sales and marketing, information systems and accounting staff. However, we may be unsuccessful in attracting, retaining or motivating key personnel. The inability to hire and retain qualified personnel or the loss of the services of key personnel could have a material adverse effect upon our current business, new product development efforts and future business prospects.

Increased competition may result in decreased demand for our products and services, which may result in reduced revenues and gross margins and loss of market share.

          The market for business education training solutions is highly fragmented and competitive, and we expect this competition to increase. We expect that because of the lack of significant barriers to entry into this market, new competitors may enter the market in the future. In addition to increased competition from new companies entering into the market, established companies are entering into the market through acquisitions of smaller companies which directly compete with us, and we expect this trend to continue. We expect the market to become increasingly competitive due to the lack of significant barriers to entry. We may also face competition from publishing companies and vendors of application software, including those vendors with whom we have formed development and marketing alliances.

          Our primary source of direct competition comes from third-party suppliers of instructor-led information technology, business, management and professional skills education and training as well as suppliers of computer-based training and e-Learning solutions. We also face indirect competition from internal training departments of our potential customers. We also compete to a lesser extent with consultants, value-added resellers and network integrators. Certain of these value-added resellers also market products competitive with ours. We expect that as organizations increase their dependence on outside suppliers of training, we will face increasing competition from these other suppliers as education and training managers more frequently compare training products provided by outside suppliers.

          Growing competition may result in reduced revenue and gross margins and loss of market share, any one of which have a material adverse effect on our business. Many of our current and potential competitors have substantially greater financial, technical, sales, marketing and other resources, as well as greater name price competition, and we expect that we will face increasing price pressures from competitors as managers demand more value for their training budgets. Accordingly, we may be unable to provide products that compare favorably with new instructor-led techniques or other interactive training software or competitive pressures may require us to reduce our prices significantly.

We may be unable to protect our proprietary rights. Unauthorized use of our technology may result in development of products or services which compete with ours.

          Our success depends on our ability to protect our rights in our intellectual property and trade secrets. We rely upon a combination of copyright, trademark and trade secret laws and customer license agreements, and other methods to protect our proprietary rights. We also enter into confidentiality agreements with our employees, consultants and third parties to seek to limit and protect the distribution of our proprietary information regarding this technology. However, we have not signed protective agreements in every case. Unauthorized parties may copy aspects of our products and services and obtain and use information that we regard as proprietary. Other parties may breach confidentiality agreements and other protective contracts we have executed. We may not become aware of, or have adequate remedies in the event of, a breach. Litigation may be necessary in the future to enforce our intellectual property rights, to protect trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of management and technical resources.

Some may claim that we infringe their intellectual property rights, which could result in costly litigation or require us to re-engineer or cease sales of our products or services.

          Third parties could in the future claim that our current or future products infringe their intellectual property rights. Any claim, with or without merit, could result in costly litigation or require us to reengineer or cease sales of our products or services, any of which could have a material adverse effect on our business. Infringement claims could also result in an injunction in the use of our products or require us to enter into royalty or licensing agreements. Licensing agreements, if required, may not be available on terms acceptable to us or at all.

The Internet-based learning market is a developing market, and our business will suffer if our products are not widely accepted.

          The market for Internet-based enterprise learning is a new and emerging market. Corporate training and education has historically been conducted primarily through classroom instruction and has traditionally been performed by a company's internal personnel. Many companies have invested heavily in their current training solutions. Although technology-based training applications have been available for several years, they currently account for only a small portion of the overall training market.

          Accordingly, our future success will depend upon the extent to which companies adopt technology based solutions and use the Internet in connection with their training activities, and the extent to which companies utilize the services or purchase products of third-party providers. Many companies that have already invested substantial resources in traditional methods of corporate training may be reluctant to adopt a new strategy that may compete with their existing investments. Even if companies implement technology-based training or Internet learning solutions, they may still choose to design, develop, deliver or manage all or part of their education and training internally. If technology based learning and the use of the Internet for learning does not become widespread, or if companies do not use the products and services of third parties to develop, deliver or manage their training needs, then our products and services, may not achieve commercial success.

Because many users of our solutions access them over the Internet, factors adversely affecting the use of the Internet could harm our business.

          Many of our users access our solutions over the Internet. Any factors that adversely affect Internet usage could disrupt the ability of those users to access our products, which would adversely effect customer satisfaction and therefore our business. Factors which could disrupt Internet usage include slow access to download times, security concerns, network problems or service disruptions that prevent users from accessing an Internet server and delays in, or disputes concerning, the development of industry-wide Internet standards and protocols.

Demand for our products and services may be especially susceptible to adverse economic conditions.

          Our business and financial performance may be damaged by adverse financial conditions affecting our target customers or by a general weakening of the economy. Some companies may not view training products and services as critical to the success of their businesses. If these companies experience disappointing operating results, whether as a result of adverse economic conditions, competitive issues or other factors, they may decrease or forego education and training expenditures before limiting their other expenditures.

Securities and Exchange Commission rules on "penny stocks" could greatly affect the market for our common stock by reducing liquidity and the ability to sell our stock.

          The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock" and be subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors, unless the common stock is listed on The Nasdaq SmallCap Market. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosure to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of shares of our common stock to resell them. While we intend at some future date to list our common stock on the Nasdaq SmallCap Market when we satisfy their various criteria, we cannot predict whether we will ever be able to qualify.

The Common Stock is thinly traded and an active and visible trading market for the Common Stock may not develop.

          The Common Stock is currently traded on a limited basis in the Pink Sheets of the Over- the-Counter Market under the symbol "KTSI". The quotation of the Common Stock on the Pink Sheets does not represent that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for the common stock will develop in the future. In the absence of an active trading market:

         * investors may have difficulty buying and selling or obtaining quotations for the common stock;
         *        market visibility for the common stock may be limited; and
         * a lack of visibility for the common stock may have a depressive effect on the market price for the common stock.

It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Units, including the Risk Factors discussed above.

                    AGREEMENTS WITH OFFICERS AND CONSULTANTS

General

          As a result of cash constraints affecting the Company, during recent periods of activities, Knowledge Transfer had access to limited funds to satisfy its financial obligations to various executives and consultants. Specifically, the Company has issued 2,000,000 shares of its common stock to Jennifer Brenner, its former president, treasurer and director, who was formerly a full-time employee of the Company. Similarly, the Company issued 750,000 shares of common stock in compensation for services rendered by Mr. Phillip Eich, who served as an assistant to the President and was responsible for all general office and administrative work and dealing with professional personnel. In addition, the Company issued to John Schoene, Esq., the former general counsel for the Company, 550,000 shares of common stock for various general legal services rendered to the Company, including acquisition work done on the transaction involving KT Solutions. Finally, the Company issued to JLC Holding, Inc. (which is wholly-owned by Mr. Douglas S. Hackett), a full time consultant to the Company, 700,000 shares of common stock for his provision of consulting services to the Company during the period of its restructuring as well as services rendered in connection with marketing and strategic planning and management.

Federal Income Tax Effects

          The following discussion applies to the issuance of the Shares and is based on federal income tax laws and regulations in effect on December 31, 2000. It does not purport to be a complete description of the federal income tax consequences of the issuance, nor does it describe the consequences of state, local or foreign tax laws which may be applicable.

          In connection with the issuance of Shares as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Shares to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Shares received once the conditions to receipt of the Shares are satisfied.

Restrictions Under Securities Laws

          The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITYHOLDERS

         The following table sets forth

         *        the name of the selling securityholders,

         * the amount of shares of common stock held directly or indirectly,

         * the maximum amount of shares of common stock to be offered by the selling securityholders,

         * the amount of common stock to be owned by the selling securityholders following sale of the shares of common stock, and

         * the percentage of shares of common stock to be owned by the selling Securityholders following completion of such offering based on 40,813,211 shares being outstanding as of April 26, 2001.


                                                                     Percentage
                                                 Shares to be        to be Owned
Name of Selling   Number of      Shares to       Owned After         After
Securityholders   Shares Owned   be Offered      Offering            Offering

Jennifer Brenner  4,000,000      2,000,000       2,000,000           4.90%
John Schoene      2,550,000        550,000       2,000,000           4.90%
JLC Holding, Inc. 3,700,000        700,000       3,000,000           7.35%
Philip Eich       1,750,000        750,000       1,000,000           2.45%




                              PLAN OF DISTRIBUTION

          The Shares covered by this prospectus may be distributed from time to time by the selling securityholders in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling Securityholders in connection with sales of securities.

          The selling securityholders may sell the securities in one or more of the following methods, which may include crosses or block transactions:

     * through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

     * in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling Securityholders to its partners or members, subject to rules relating to sales by affiliates;

     *    through  the  issuance  of   securities  by  issuers  other  than  us,
          convertible into, exchangeable for, or payable in our shares; or

     * through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

          In making sales, brokers or dealers used by the selling securityholders may arrange for other brokers or dealers to participate. The selling securityholders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

          At the time a particular offer of the securities is made by or on behalf of the selling securityholders, to the extent required, a prospectus is to delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

          We have told the selling securityholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have provided each of the selling securityholders with a copy of these rules. We have also told the selling securityholders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

          Sales of securities by us and the selling securityholders or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

Common Stock

          We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share and 10,000,000 shares of preferred stock, $.001 per share. As of April 26, 2001, there were issued and outstanding,40,813,211 shares of common stock and no shares of preferred stock.

          Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.

          Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

Transfer Agent

         The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc. 1981 E. Murray Holladay Rd, Suite 100, Salt Lake City, Utah 84117.

                                     EXPERTS

          Our consolidated financial statements appearing in our Annual Report on Form 10-KSB, for the fiscal years ended December 31, 2000 and December 31, 1999, have been audited by Parks, Tschopp, Whitcomb & Orr, P.A., Independent Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Parks, Tschopp, Whitcomb & Orr,

      P.A. pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.


                                 INDEMNIFICATION

          The Nevada Business Corporation Act allows us to indemnify our officers and directors from liability incurred in furtherance of their duties under certain circumstances. In criminal proceedings, Nevada law states that we may indemnify an officer or director if he or she acted in good faith and reasonably believed that his or her conduct was in the best interests of the corporation if he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, Nevada law requires us to indemnify directors, who succeed on the merits of any defense proceeding or in any defense proceeding to which he or she was party because he or she was a director of the corporation for reasonable expenses incurred in connection with the proceeding. If we chose to indemnify our officers and directors in accordance with the provisions of the Nevada Business Corporation Act, our financial resources may be significantly affected.

          We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.           Incorporation of Documents by Reference

          The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     * Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on April 12, 2001;

          All reports and documents filed by us pursuant to Section 13, 14 or 15
     (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

          We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Knowledge Transfer Systems, Inc., 110 Broadway Street, Oakland, California 94617.

ITEM 4.           Description of Securities

          A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.           Interests of Named Experts and Counsel

          Not Applicable.

ITEM 6.           Indemnification of Directors and Officers

          The Nevada Business Corporation Act allows us to indemnify our officers and directors from liability incurred in furtherance of their duties under certain circumstances. In criminal proceedings, Nevada law states that we may indemnify an officer or director if he or she acted in good faith and reasonably believed that his or her conduct was in the best interests of the corporation if he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, Nevada law requires us to indemnify directors, who succeed on the merits of any defense proceeding or in any defense proceeding to which he or she was party because he or she was a director of the corporation for reasonable expenses incurred in connection with the proceeding. If we chose to indemnify our officers and directors in accordance with the provisions of the Nevada Business Corporation Act, our financial resources may be significantly affected.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and

     Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.           Exemption From Registration Claimed

          Inasmuch as the recipients of the Shares were knowledgeable and sophisticated, were an executive or a senior employee of the Company, had access to relevant information pertaining to the Company and had the ability to fend for himself, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.

ITEM 8.           Exhibits

         10.1 Agreements with Jennifer Brenner, Phillip Eich, John Schoene, Esq. and JLC Holding, Inc.

         23.1     Consent of Independent Certified Public Accountants.
____________________
*        Filed herewith.

ITEM 9.           Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                a.    To include  any  prospectus  required  by section  10(a)
(3) of the Securities Act of 1933;

                b.    To reflect in the  prospectus any facts or events arising
after the effective  date  of  the   registration   statement  (or  the  most
recent post-effective amendment thereof) which, individually or n the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Oakland, California, on the 4th day of May, 2001.

                                                KNOWLEDGE TRANSFER SYSTEMS, INC.


                                                By:/s/ Stephen K. Burke
                                                       Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                                Date


/s/Stephen K. Burke       Chief Executive Officer
Stephen K. Burke          Director and Principal
                          Executive Financial and
                          Accounting Officer                      May 4, 2001


/s/John C. Graham
John C. Graham            Director                                May 4, 2001




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                                  EXHIBIT 10.1

                 Agreements with Jennifer Brenner, Phillip Eich,
                    John Schoene, Esq. and JLC Holding, Inc.


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